EXHIBIT 10.46

FIRST AMENDMENT SOLAR POWER PURCHASE AGREEMENT

This First Amendment to Solar Power Purchase Amendment (this "**Amendment**") is dated 3/5/2019 (the "**Effective Date**"), is between SOLARMAX RENEWABLE ENERGY PROVIDER, INC. ("**Solarmax**"), a California corporation, and WOODCREST CHRISTIAN SCHOOL SYSTEM, a California non-profit religious corporation ("**Woodcrest**").

RECITALS

WHEREAS, Solarmax and Woodcrest have entered into that certain Solar Power Purchase Agreement (the "**Agreement**") which provides for Solarmax's design, installation and operation of an electricity grid-connected photovoltaic solar power plant and battery backup component (identified in the Agreement as the "Generating Facility") sited at Woodcrest's property in Riverside, California (identified in the Agreement as the "Site"); and

WHEREAS, pursuant to the Agreement, Woodcrest has the right to purchase the Generating Facility at its then fair market value upon the natural expiration of the Agreement's term.

WHEREAS, Solarmax and Woodcrest (identified in the Agreement as the "Parties") now wish to amend the Agreement to enable Solarmax's option to donate the Generating Facility to Woodcrest.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree to amend the Agreement as follows:

AMENDMENT TO AGREEMENT

1. **TERMS.** All capitalized terms in this Amendment which are not otherwise defined herein shall have such definition and meaning as stated in the Agreement.

2. **AMENDMENT TO SECTION 4 OF THE AGREEMENT.** Section 4 of the Agreement is hereby amended by the addition of subdivision c. thereto, as follows:

c. Option to Donate. Notwithstanding the provisions of subdivision b. of this Section 2, upon conclusion of the Term, Solarmax shall donate the Generating Facility to Woodcrest in lieu of any exercise by Woodcrest of its right to purchase the Generating Facility at its then fair market value. The Parties shall cause an Appraisal to be generated in conformance with the terms therefor stated under subdivision b., and the fair market value determined by such Appraisal shall be deemed to reflect he actual dollar-value of the Generating Facility so donated (which value may be used by either Party in any accounting or other procedure memorializing and/or reporting the donation). Notwithstanding the forgoing, the Parties intend that this subdivision c. shall not cause the Agreement to fall within the scope of Section 7701(e)(4)(A)(iv) of the Code; and, to the extent this subdivision c. might otherwise cause the Agreement to fall within the scope of said Section 7701(3)(4)(A)(iv), the Parties intend that the terms of this subdivision c. shall, to the extent feasible, be subject to Reformation (as such term is defined at Section 24.d. of the Agreement), or if not feasible, then shall be deemed void.

3. **CONTINUANCE OF OTHER TERMS.** All terms of the Agreement shall remain in effect and are not modified or amended in any manner, whatsoever, by this Amendment, other than the addition of the above-stated subdivision c. of Section 4. All other terms of the Agreement (including but not limited to those of confidentiality stated at Section 18, and of Reformation stated at subdivision d. of Section 24) remain in full force and effect and are binding upon the Parties, encompassing the scope of this Amendment wholly within that of the Agreement.

4. **CONFLICTS OF INTEREST**

The Parties hereby acknowledge that (i) THE GORMAN LAW FIRM ("**GLF**") has represented Solarmax in connection with the drafting of this Amendment, (ii) that Woodcrest has been advised to seek independent counsel in connection with such matter, and (iii) that GLF does not represent any Party other than Solarmax either directly or indirectly.

5. **AUTHORITY**

By his/her signature to this Amendment below, each individual signing this Amendment represents that: (i) he/she has read and understands this Amendment (including any and all attachments and/or exhibits to this Amendment); (ii) he/she is authorized to sign this Amendment on behalf of the Party for which he/she is signing; and (iii) the Party which he/she is signing for has given any and all necessary approvals sufficient for this Amendment to be executed by such Party.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this First Amendment to Solar Power Purchase Agreement as of the day and year first above written.

SOLARMAX RENEWABLE ENERGY PROVIDER, INC.

Dated: 3/5/2019

By: DocuSigned by: Guthrie Raimondo
09E1536CF90F406...

Title: Director of Sales

WOODCREST CHRISTIAN SCHOOL

Dated: 3/5/2019

By: DocuSigned by: Jim Sullivan
6CDB3EA58453482...

Title: Superintendent